                         [THE FRESH JUICE COMPANY LOGO]

                             INC., AND SUBSIDIARIES



                        CONSOLIDATED FINANCIAL STATEMENTS

                                NOVEMBER 30, 1998

                 THE FRESH JUICE COMPANY, INC. AND SUBSIDIARIES
                  CONTENTS TO CONSOLIDATED FINANCIAL STATEMENTS




                                                                 PAGE
                                                                 ----



Independent Auditors' Report                                       1



Consolidated Balance Sheet
November 30, 1998                                                2-3



Consolidated Statements of Operations
For the Year Ended November 30, 1998                               4



Consolidated Statement of Shareholders' Equity
For the Year Ended November 30, 1998                               5


Consolidated Statement of Cash Flows
For the Year Ended November 30, 1998                               6



Notes to Consolidated Financial Statements                      7-19

INDEPENDENT AUDITORS' REPORT




The Board of Directors
The Fresh Juice Company, Inc. and Subsidiaries:


We have audited the consolidated balance sheet of The Fresh Juice Company, Inc. and subsidiaries as of November 30, 1998, and the related consolidated statements of income, shareholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1998 consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Fresh Juice Company, Inc. and Subsidiaries as of November 30, 1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.






Withum, Smith & Brown
New Brunswick, New Jersey
November 22, 1999

                 THE FRESH JUICE COMPANY, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                NOVEMBER 30, 1998



       ASSETS

Current assets:
   Cash and cash equivalents                                       $    90,375
   Trade accounts receivable, net of allowance for doubtful
     accounts of $255,265                                            3,456,295
   Inventories                                                       2,953,349
   Current portion of notes receivable                                 293,777
   Prepaid income tax                                                  210,902
   Deferred income taxes                                               406,504
   Prepaid and other current assets                                    277,811
                                                                   -----------
       Total Current Assets                                          7,689,013

Property, Plant and Equipment, at Cost:
   Land                                                                 30,000
   Building and improvements                                         2,964,159
   Equipment                                                         5,839,567
   Molds                                                               264,333
   Automobiles                                                         256,648
                                                                   -----------
                                                                     9,354,707
   Less accumulated depreciation                                     2,602,447
                                                                   -----------
       Property, Plant and Equipment, Net                            6,752,260

Notes Receivable, Net of Current Portion                               180,000

Excess of Cost Over Estimated Fair Values of Net Assets
   Acquired, Net of Accumulated Amortization of $865,979             6,526,351

Trademarks, Patents, and Other Intangibles, Net of
   Accumulated Amortization of $247,349                                931,431

   Other Assets                                                        160,519
                                                                   -----------
       TOTAL ASSETS                                                $22,239,574
                                                                   ===========


The Notes to Consolidated Financial Statements are an integral part of this statement.

                 THE FRESH JUICE COMPANY, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                NOVEMBER 30, 1998


       LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
   Note payable                                                     $ 2,095,000
   Current maturities of long-term debt                               1,566,904
   Accounts payable and accrued expenses                              3,245,248
                                                                    -----------
       Total Current Liabilities                                      6,907,152

Long-Term Debt and Obligations Under Capital Lease,
     Net of Current Maturities                                        2,125,233

Deferred Rent                                                           130,194

Deferred Income Taxes                                                   809,173
                                                                    -----------
       Total Liabilities                                              9,971,752
                                                                    -----------

Shareholders' Equity:
   Series preferred stock par value $10, authorized 7,000,000
     shares; none issued                                                   --
   Common stock, par value $.01, authorized 30,000,000
     shares; issued 6,679,669 shares                                     66,797
   Additional paid-in capital                                         9,453,958
   Retained earnings                                                  3,032,329
                                                                    -----------
                                                                     12,553,084
   Less cost of common shares held in treasury: 212,938
     shares                                                             285,262
                                                                    -----------
       Total Shareholders' Equity                                    12,267,822
                                                                    -----------

Commitments and Contingencies (Notes 4 and 7)


       TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                   $22,239,574
                                                                    ===========



The Notes to Consolidated Financial Statements are an integral part of this statement.

                 THE FRESH JUICE COMPANY, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED NOVEMBER 30, 1998



Net Sales                                                 $37,606,498

Cost of Goods Sold                                         28,275,685
                                                          -----------
Gross Margin                                                9,330,813

Selling, General and Administrative Expenses                8,789,046
                                                          -----------
Earnings from Operations                                      541,767

Interest and Other Income, Net                                133,266

Interest Expense                                             (484,236)
                                                          -----------
Earnings Before Provision for Income Taxes                    190,797

Provision for Income Taxes                                     86,232
                                                          -----------
Net Earnings                                              $   104,565
                                                          ===========
Basis and Diluted Net Earnings Per Common Share           $       .02
                                                          ===========
Weighted Average Number of Common and
   Common Equivalent Shares Outstanding                     6,679,669
                                                          ===========



The Notes to Consolidated Financial Statements are an integral part of this statement.

                 THE FRESH JUICE COMPANY, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                      FOR THE YEAR ENDED NOVEMBER 30, 1998


                                                                    Additional                                       Total
                                             Common Stock            Paid-In         Retained      Treasury       Shareholders'
                                          Shares       Amount        Capital         Earnings        Stock           Equity
                                          ------       ------        -------         --------        -----           ------
Balance at November 30, 1997            6,679,669     $66,797       $9,453,958      $2,927,764     $(285,262)     $12,163,257

Net earnings for the year ended
   November 30, 1998                       --            --              --           104,565          --            104,565
                                        ---------     -------       ----------      ----------     ---------      -----------

Balance at November 30, 1998            6,679,669     $66,797       $9,453,958      $3,032,329     $(285,262)     $12,267,822
                                        =========     =======       ==========      ==========     =========      ===========



The Notes to Consolidated Financial Statements are an integral part of this statement.

                 THE FRESH JUICE COMPANY, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED NOVEMBER 30, 1998



Cash Flows from Operating Activities:
   Net earnings                                               $   104,565
   Adjustments to reconcile net income to net
     cash provided by operating activities:
     Depreciation and amortization                              1,344,771
     Deferred income taxes                                       (225,616)
     Gain on disposal of assets                                   (19,419)
     Changes in operating assets and liabilities:
       Trade accounts receivable                                 (299,402)
       Inventories                                               (315,266)
       Prepaid and other current assets                           (76,742)
       Notes receivable and other assets                           56,522
       Accounts payable and accrued expenses                       82,086
       Income taxes                                              (466,508)
                                                              -----------
         Net Cash Provided By Operating Activities                184,991
                                                              -----------

Cash Flows from Investing Activities:
   Acquisition of property, plant and equipment                  (633,351)
   Proceeds from disposal of assets                                43,400
                                                              -----------
         Net Cash Used in Investing Activities                   (589,951)
                                                              -----------

Cash Flows from Financing Activities:
   Proceeds from note payable                                   1,295,000
   Payments on long-term debt                                  (1,253,009)
                                                              -----------
         Net Cash Provided by Financing Activities                 41,991
                                                              -----------

Net Decrease in Cash and Cash Equivalents                        (362,969)

Cash and Cash Equivalents at Beginning of Year                    453,344
                                                              -----------

Cash and Cash Equivalents at End of Year                      $    90,375
                                                              ===========



The Notes to Consolidated Financial Statements are an integral part of this statement.

                 THE FRESH JUICE COMPANY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         ORGANIZATION
         The Fresh Juice Company, Inc. (the Company), manufactures, markets and distributes fresh and frozen fresh-squeezed citrus juices, fresh squeezed organic juices, fresh fruit smoothies (blends of juices and purees) and other non-carbonated beverages marketed under the labels "Fresh Pik't," "the Fresh Juice Company," "Hansen's," "The Ultimate Juice" and "Just Pik't."

         The majority of the juice produced by the Company is fresh squeezed orange juice. The only ingredient used to produce "Just Pik't", "Fresh Pik't", "Florida Pik't", "Ultimate" and "Hansen's" orange and grapefruit juice is fresh citrus fruit. Similarly, "Hansen's" and "Just Pik't" smoothies are made with a blend of orange juice, apple juice, bananas, berries and other fruit purees.

         The market for orange juice and fruit beverages is highly competitive and is dominated by major companies. Presently the major orange juice companies are primarily involved in the production of chilled pasteurized juice and frozen or reconstituted concentrate juice. The Company views its niche in the fruit beverage industry as a producer, distributor and marketer of fresh squeezed, minimally processed juices and juice-based beverages.

         PRINCIPLES OF CONSOLIDATION
         The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany accounts and transactions have been eliminated.

         CASH AND CASH EQUIVALENTS
         Cash and cash equivalents include cash on hand and other securities with a maturity at time of purchase of three months or less.

         FINANCIAL INSTRUMENTS
         The carrying value of cash and cash equivalents, trade accounts receivable, accounts payable, notes payable and other current assets and liabilities approximates fair value due to the short-term maturity of those instruments. Management estimates that the Company's long-term debt approximates fair value at November 30, 1998, determined through a combination of estimates, information obtained from independent third parties and the variable rate of interest on certain debt.

                 THE FRESH JUICE COMPANY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

         INVENTORIES
         Inventories are stated at the lower of cost or market, with cost determined by using the first-in, first-out (FIFO) method.

         PROPERTY, PLANT AND EQUIPMENT AT COST
         Property, plant and equipment is recorded at cost, less accumulated depreciation. Depreciation is provided over the estimated useful lives of the respective assets: three to ten years for the equipment and molds, three to five years for the automobiles and 25-39 years for the building and building improvements using the straight-line method. Leasehold improvements are depreciated over the shorter of the useful life or the remaining term of the lease.

         INTANGIBLE ASSETS
         Excess of cost over the estimated fair values of net assets acquired (goodwill) is being amortized using the straight-line method over 20 years. Trademarks, patents and other intangibles (primarily customer lists and covenants not to complete) are being amortized using the straight-line method over periods of three to fifteen years.

         The carrying value of intangible assets is periodically reviewed by the Company and impairments are recognized when the estimated future cash flows derived from such intangible assets are less than their carrying value. Measurement of the impairment, if any, is based upon the excess of the carrying value over the fair value of such assets.

         LONG-LIVED ASSETS
         The Company adopted the provision of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed," on December 1, 1996. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

                 THE FRESH JUICE COMPANY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

         STOCK OPTION PLAN
         Prior to December 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board
         (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On December 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation," which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings (loss) per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

         NET EARNINGS PER COMMON SHARE
         Basic earnings per common share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per common share is computed using the combination of dilutive common share equivalents and the weighted average number of common shares outstanding during the period. Diluted income per common share is based only on the weighted average number of common shares outstanding during the period, as the inclusion of common share equivalents, such as options and warrants, would have been antidilutive.

         INCOME TAXES
         Income taxes are accounted for under the asset and liability method prescribed by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred income taxes are recorded for temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities. Deferred tax assets and liabilities reflect the tax rates expected to be in effect for the years in which the differences are expected to reverse. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax asset will not be realized.

         USE OF ESTIMATES
         In conformity with generally accepted accounting principles, the preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                 THE FRESH JUICE COMPANY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

         RISKS AND UNCERTAINTIES
         The Company's revenues are dependent on the continued operation of its manufacturing facility and its various distribution centers and the ready source of supply of harvested fresh fruits and juice supplies. The operation of these facilities involves many risks, including the breakdown, failure or substandard performance of equipment, natural disasters and the need to comply with directives of governmental agencies. The occurrence of material operational problems, including but not limited to the above events, may have a material adverse effect on the productivity and profitability of a particular facility or the Company as a whole, or with respect to certain facilities during the period of such operational difficulty. A lack of availability of quality fruit and higher costs of citrus would hamper the Company's ability to maintain its rate of growth and its current gross profit level.

         The Company maintains cash balances at times, with financial institutions in excess of amounts insured by the Federal Deposit Insurance Corporation. Management monitors the soundness of these institutions and considers the Company's risk negligible.

         None of the Company's customers accounted for more than 10% of the net sales. The Company estimates an allowance for doubtful accounts based on the creditworthiness of its customers as well as general economic conditions. The Company as a policy, does not require collateral from its customers.

         The Company and its subsidiaries are subject to certain regulations of federal, state and local government authorities regarding distribution and sale of food products. From time to time various proposals are made for new laws and regulations impacting the Company's industry. It is not possible to predict whether any such proposals will be adopted and the impact, if any, on the operations of the Company. Although the Company believes that it currently has all material government permits, licenses, qualifications and approvals for its operations, there can be no assurance that the Company will be able to continue to comply with or maintain the same.

         On August 28, 1997, after completing its review of the materials presented in connection with a public hearing conducted in December 1996, the FDA published its proposed strategy for ensuring juice safety which involves a three-prong approach that includes phasing in a mandatory Hazard Analysis and Critical Control Point (HACCP) program for some or all juices, label warning statements, and educational programs targeted at sanitation education for industry and consumers. In so doing, the agency rejected proposals to mandate pasteurization.

                 THE FRESH JUICE COMPANY, INC. AND SUBSIDIARIES
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENT


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

         RISKS AND UNCERTAINTIES (CONTINUED)
         The Company's current manufacturing practices comprise a fully implemented HACCP program instituted as a requirement for the manufacture of fresh orange juice in the State of Florida; although it can give no assurance, the Company believes that the warning label requirement, when promulgated, will not be applicable to its products. Although it can give no assurance, the Company believes that the final HACCP requirements for fresh juice likely to be required by the FDA will be no more stringent than those presently in place at the Company, so that these regulations, when made final, will not have a material impact on the Company's operations. In the event that the final HACCP requirements and regulations are more stringent than those in place at the Company at such time, certain adjustments to the production process may be required and the costs and timing of the implementation of such adjustments could have a material impact on the Company's operations and financial position.

         RECENTLY ISSUED ACCOUNTING STANDARDS
         In March 1998, the American Institute of Certified Public Accountants issued Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed for or Obtained for Internal Use." The SOP is effective for the Company beginning in fiscal 2000. After the date of adoption, the SOP will require the capitalization of certain costs to develop or obtain software for internal use that the Company currently expenses as incurred and will require expensing certain costs that the company now capitalizes. The Company does not anticipate that the adoption of this SOP will have a material impact on the Company's consolidated financial statements.

         The Financial Accounting Standards Board has issued Statement of Financial Accounting Standard No. 130, Reporting Comprehensive Income. This standard requires companies to disclose certain information regarding comprehensive income and its components (revenues, expenses, gains, and losses) and is required to first be disclosed in annual financial statements for fiscal years beginning after December 15, 1997. The Company anticipates no additional disclosure under this standard for the year ended November 30, 1999. The Financial Accounting Standards Board has issued Statement of Financial Accounting Standard No. 131, Disclosures about Segments of an Enterprise and Related Information. This standard requires companies to disclose certain information regarding operating segments in interim and annual financial statements, and is required to first be disclosed in annual financial statements for fiscal years beginning after December 15, 1997. The Company anticipates no additional disclosure under this standard for the year ended November 30, 1999 because management operates the business as one segment.

         The Financial Accounting Standards Board has also issued Statement of Financial Accounting Standard No. 133, Accounting for Derivative Instruments and Hedging Activities. The standard establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that a company recognize derivatives as assets or liabilities measured at fair value. This standard is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. Management has not yet determined the impact of adoption of this accounting standard.

                 THE FRESH JUICE COMPANY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - INVENTORIES:

         Inventories consist of the following:

         Raw materials                                             $  612,196
         Finished goods                                             2,341,153
                                                                   ----------
              Total                                                $2,953,349
                                                                   ==========

NOTE 3 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

         Accounts payable and accrued expenses consist of the following:

         Accounts payable and accrued expenses                     $2,904,717
         Compensation                                                 161,597
         Professional fees                                            178,934
                                                                   ----------
                                                                   $3,245,248
                                                                   ==========

NOTE 4 - NOTE PAYABLE AND LONG-TERM DEBT:

         In August 1996, the Company entered into a $2,500,000 revolving credit loan with a bank expiring August 1998, of which $2,095,000 was outstanding at November 30, 1998. Interest is at a floating rate equal to the bank's prime rate, which floating rate, at the Company's election, may be fixed, for one to three month periods throughout the term, based on current LIBOR plus 150 basis points (7.19% at November 30, 1998). The Company can borrow against the revolving credit loan based on the allowable borrowing base, defined in the loan agreement as 80% of eligible accounts receivable plus the lesser of $1,500,000 or 50% of eligible inventory. Available amounts under the revolving credit loan amounted to approximately $405,000 at November 30, 1998.

         At November 30, 1998, long-term debt, including capital leases, consists of the following:

         $1,100,000 term loan with a bank, due in monthly
         principal installments of $18,333 commencing April
         1, 1998 through March 1, 2002 with interest at
         either LIBOR plus 175 basis points (ranging from
         6.72% to 8% at November 30, 1998) or the bank's
         prime rate                                                   $ 733,333

         $750,000 note payable with a bank, with principal
         and interest at 9.25%, payable in monthly
         installments of $15,771, due May 2001. Note is
         collateralized by the receivables, inventory,
         equipment and vehicles of the California Plant                 416,649

         Notes payable to related parties, interest only
         payable monthly at a weighted average interest rate
         of 8.9% at November 30, 1998. Principal amounts due
         February 2001 through August 2002                            1,673,172
                                                                     ----------

         Subtotal                                                    $2,823,154

                 THE FRESH JUICE COMPANY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4 - NOTE PAYABLE AND LONG-TERM DEBT (CONTINUED):

         Subtotal, Carried Forward                                   $2,823,154

         Notes payable to related parties with a weighted
         average interest rate of 10.5%. Principal and
         interest payable in monthly installments of $20,983
         due at various intervals between November 2000 and
         December 2001                                                  547,560

         Lease obligation payable in installments through
         February 2000 with a weighted average interest rate
         of 9.6% at November 30, 1998                                    50,256

         Various notes payable due in installments through
         April 2000 with a weighted average interest rate of
         9.1% at November 30, 1998                                      271,167
                                                                     ----------

         Total long-term debt, including capital leases               3,692,137

         Less current maturities                                      1,566,904
                                                                     ----------
         Long-term debt and obligations under capital lease,
         excluding current maturities                                $2,125,233
                                                                     ==========

         The revolving credit loan and term loan contain certain covenants including financial covenants (tangible net worth and minimum debt revenue coverage ratios). The Company is in technical default with such covenants at November 30, 1998. In connection with the acquisition of the Company in January 1999 by Saratoga Beverage Group (see Note 12), the revolving credit loan and term loans were refinanced with new long-term debt. Therefore, $513,333 of the term loan is classified as long-term at November 30, 1998. The loans are secured by substantially all of the assets of the Company. The aggregate fair value of the Company's debt approximates its carrying value due to the variable nature and frequent repricing of the debt which is based on market conditions.

         The approximate aggregate annual maturities of long-term debt for each of the next five years ended November 30 are as follows: 1999, $1,567,000; 2,000 - $692,000; 2001 - $1,074,000; 2002 - $321,000;
         2002- $38,000.

                 THE FRESH JUICE COMPANY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 5 - INCOME TAXES:

         Components of income tax expense are as follows:

         Current:
            Federal                                                  $ 211,155
            State                                                      100,693
                                                                     ---------
                Total                                                  311,848
                                                                     ---------
         Deferred:
            Federal                                                   (191,774)
            State                                                      (33,842)
                                                                     ---------
                Total                                                 (225,616)
                                                                     ---------
         Total Income Tax Provision (Benefit)                        $  86,232
                                                                     =========

         The temporary differences which give rise to deferred tax assets and liabilities are as follows:

         Deferred tax assets:
            Accounts and notes receivable                             $ 169,410
            Inventory                                                   140,042
            Accrued expenses                                             97,052
            Net operating loss carryforwards                                 --
                                                                      ---------
                Gross deferred tax assets                               406,504
         Valuation allowance                                                --
         Net deferred tax assets                                        406,504
                                                                      ---------
         Deferred tax liability, property, plant and equipment         (809,173)
                                                                      ---------
         Net deferred income taxes                                    $(402,669)
                                                                      =========

         A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

         The reconciliation of the Company's effective income tax rate and the Federal statutory rate is as follows:

         Federal statutory rate                                             34%
         State taxes, net of federal benefit                                35
         Amortization of goodwill                                           66
         Overaccrual of prior years taxes                                  (32)
         Benefit if net operating loss carryforwards                       (16)
         Other, net                                                        (42)
                                                                          ----
                                                                            45%
                                                                          ====

                 THE FRESH JUICE COMPANY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 6 - INCENTIVE STOCK OPTIONS:

         In 1996, the Company adopted The Fresh Juice Company, Inc. Incentive Stock Option Plan (the 1996 Stock Plan). The number of shares of common stock with respect to which grants may be made under the 1996 Stock Plan is 500,000. The shares issuable under the 1996 Stock Plan may be drawn from either authorized but previously unissued shares of common stock or from reacquired shares of common stock, including shares purchased by the Company on the open market or held as Treasury shares. Under the 1996 Stock Plan, key salaried employees, including officers, of the Company are eligible to receive options. The Board of Directors has the sole discretion to determine the amount of grant and to establish such vesting periods and/or performance based goals that must be attained in order for the participant to be able to exercise any stock option.

         The following table summarizes the transactions of the Company's stock option plans:

                                                                      Weighted
                                                                      Average
                                                                      Exercise
                                                         Shares         Price
                                                         ------       --------

         Options outstanding at beginning of year       275,000        2.88
         Granted                                            --           --
         Expired                                        (50,000)      (3.13)
                                                        -------       -----

         Options outstanding at end of year             225,000        2.81
                                                        =======       =====

         Options exercisable at end of year             210,000        2.80
                                                        =======       =====

         Weighted average fair value of options
            granted during the year                                      --
                                                                      =====

         At November 30, 1998, the Company had outstanding warrants of 350,000, with weighted average exercise prices of $2.99. Warrants issued in 1996 were exercisable beginning June 1997 and expire June 2001. Warrants issued in 1997 were exercisable beginning December 1996 and expire November 2001.

                 THE FRESH JUICE COMPANY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 7 - COMMITMENTS AND CONTINGENCIES:

         The Company is obligated under various operating leases covering its office space, warehouse and vehicles. Rent expense for the year ended November 30, 1998 was $790,469. The aggregate future minimum lease commitments under leases that have initial or remaining noncancelable lease terms in excess of one year are as follows:

                     1999                        $  596,000
                     2000                           490,000
                     2001                           438,000
                     2002                           385,000
                     2003                           304,000
                     Thereafter                     875,000
                                                 ----------
                        Total                    $3,088,000
                                                 ==========

         The Company continues to guarantee certain lease obligations entered into by a former affiliate of Hansen's. Minimum lease payments under such agreements average approximately $146,000 per year through November 2003, and $64,000 per year thereafter until May 2006. The Company knows of no event of default that would require it to satisfy these guarantees as of November 30, 1998. The Company does not believe the ultimate disposition of these guarantees will have a material adverse effect on the Company's financial position, liquidity or results of operations.

         On April 1, 1996, the Company entered into three year employment agreements with two of its executive officers. Each agreement provides for, among other things, annual compensation aggregating a minimum salary of $360,000 ($720,000 on a combined basis), subject to annual increases. The agreement provides that the parties may extend the agreement for up to a total of six additional years.

         On November 18, 1996, the Company entered into employment agreements with three of its employees with terms ranging from 2 to 3 years. Each agreement provides for, among other things, annual compensation aggregating a minimum salary ranging from $67,000 to $150,000 ($292,000 on a combined basis), subject to annual increases.

         On March 31, 1996, the Company entered into a supply, distribution and requirements agreement (the Agreement) with Natural Juice Company, which corporation is controlled by a director of the Company. The agreement has an initial term of five years with two five year renewals at Natural Juice Company's option. Refer to Note 11 for related party transactions.

                 THE FRESH JUICE COMPANY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 7 - COMMITMENTS AND CONTINGENCIES (CONTINUED):

         The Company formerly reported the existence of 175,000 stock options granted to key employees under the Fresh Juice Company, Inc. 1988 Incentive Stock Option Plan (the Plan). Based upon a review commenced by the Company and its attorneys in the fourth quarter of 1997, it appears that the stockholders of the Company never approved the Plan and that a proposal to approve the Plan was never presented to the stockholders of the Company for a vote. As a result, the condition to both the effectiveness of the Plan and the grant of the options under the Plan, as defined, was never met. Based upon this information, the Company has determined that these options technically do not exist. Such amounts are not reflected in the summary of transactions included in Note 6. There is a possibility that the key employees may assert a claim as to the existence of such stock options. The Company believes that the ultimate outcome of this matter will not have a material adverse effect on the Company's financial position, liquidity or results of operations.

         The Company's subsidiary, The Fresh Juice Company of California, Inc. (Hansen's), has been named as one of many defendants in a lawsuit filed by the Franchise Holders of Southland Corporation (Southland), against Southland and a large number of the purveyors to the Franchisees of Southland, i.e., 7-Eleven stores. Hansen's was one of the purveyors that has been named as a defendant. However, there is only one cause of action which pertains to Hansen's, and Hansen's is joined in that count with Southland, The Coca-Cola Company and Pepsi-Cola Company. The basis of that cause of action is that each of the named purveyors conspired to fix prices on soft drinks by trying to set the Franchisees' retail price of their respective products in order for the Franchisee(s) to obtain a discount off the wholesale price. In the count in which Hansen's was named, the plaintiffs seek total damages in excess of $50,000. The case is captioned 7 Eleven Owners For Fair Franchising et al. v. The Southland Corporation, et al; is venued in the Superior Court of the State of California for the County of Alameda and bears case no. 722272-6. The case was filed in September, 1993. Hansen's and the plaintiffs in this action have executed a settlement agreement pursuant to which plaintiffs have agreed to dismiss their action against Hansen's, with prejudice, and Hansen's has agreed to bear its own costs incurred in the litigation. The settlement was approved by the Court and a final judgment entered. However, there is dissent among plaintiff's counsel regarding allocation of fees. One of the factions timely appealed the judgment. This appeal is not anticipated to effect the Company's position. As a result of the settlement and impending final dismissal of the proceedings, management of the Company believes that the ultimate resolution of this matter will not have a material impact on the Company's results of operations, liquidity or financial position.

                 THE FRESH JUICE COMPANY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 7 - COMMITMENTS AND CONTINGENCIES (CONTINUED):

         Many existing computer programs use only two digits rather than four to specify a year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the Year 2000. The Company utilizes software and related computer technologies essential to its operation that will be affected by the Year 2000 issue. The Company has undertaken a systems' readiness program, which is designed to mitigate the risks associated with the Year 2000 issue. This program involves an analysis of systems to determine those that are not presently Year 2000 compliant, the establishment of a plan to either modify or replace those systems and the modification and procurement of systems to make them Year 2000 compliant. Although the Company is endeavoring to ensure that the Year 2000 readiness program is comprehensive, it can make no assurance that the program will address all Year 2000 compliance issues in a timely manner. If such modifications and procurements are not completed or if problems are not discovered and rectified on a timely basis, the Year 2000 issue may have a material impact on the operations of the Company. The Company has identified, replaced and modified some of these systems during fiscal year 1997 and, for reasons other than Year 2000 issues, replaced its network systems for its Northeast and Florida operations during fiscal 1998.

         From time to time, the Company is party to legal action arising in the ordinary course of business. Management believes that such litigation and claims will be resolved without material impact on the Company's results of operations, liquidity or financial position.

NOTE 8 - COMMON STOCK AND SERIES PREFERRED STOCK:

         The Company's Board of Directors may, without further action by the Company's shareholders, from time to time direct the issuance of preferred stock in series and, at the time of issuance, determine the rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding preferred stock would reduce the amount of funds available for the payment of dividends on common stock. Also, holders of preferred stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of common stock.

NOTE 9 - SUPPLEMENTAL CASH FLOW AND NONCASH INVESTING AND FINANCING ACTIVITIES
         INFORMATION:

         Income taxes paid                                           $794,580
                                                                     ========
         Interest paid                                               $484,236
                                                                     ========
         Noncash investing and financing activities:
            Acquired property, plant and equipment
              and assumption of long-term debt                       $145,921
            Sale of intangible asset and assumption
              of note receivable                                     $ 91,000

                 THE FRESH JUICE COMPANY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 10 - BENEFIT PLANS:

         The Company maintained a simplified employee pension (S.E.P.) plan covering certain of its employees. Contributions to the plan, which are discretionary, cannot exceed 15% of the covered employee's salary.

         Ultimate maintained a defined contribution 401(k) Plan for its employees with discretionary contributions by the Company. During 1998, the Company adopted the 401(k) Plan for all of its employees and then terminated the simplified employee pension plan described above.

         Pension expense for all of the Company's plans was $41,182.

NOTE 11 - RELATED PARTY TRANSACTIONS:

         During 1998, the Company sold approximately $1,296,000 of product to Natural Juice Company, which is controlled by a director of the Company.

NOTE 12 - SUBSEQUENT EVENTS (UNAUDITED):

         On January 29, 1999, the Saratoga Beverage Group, Inc. acquired all of the outstanding shares of the Company. The purchase price of $21.8 million was comprised of cash of approximately $14.3 million and 2,133,553 shares of Saratoga Class A common stock.